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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Brooks-PRI Automation, Inc. of our report dated November 19, 2001 relating to the financial statements of PRI Automation, Inc., which appears in the Current Report on Form 8-K/A of Brooks-PRI Automation, Inc. filed August 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Boston, Massachusetts.
January 24, 2003